Exhibit 99.1

May 10, 2017

SiteOne Landscape Supply Announces First Quarter 2017 Earnings

First Quarter 2017 Highlights:

•	Net sales increased 2% year-over-year to $335.0 million vs an increase of 45% during the same period last year

•	Organic Daily Sales decreased by 2% vs an increase of 22% during the same period last year

•	Gross profit increased 4% to $100.9 million; gross margin increased 60 basis points to 30.1%

•	Net loss of $10.5 million during seasonally weak quarter, compared to a net loss of $5.6 million during the same period last year

•	Adjusted EBITDA of $1.2 million, compared to $4.5 million for the same period last year

•	Completed four acquisitions during the quarter: Aspen Valley, Stone Forest, Angelo’s, and AB Supply

Post-Quarter Highlights:

•	Closed 11,500,000 share secondary public offering of common stock on May 1, 2017

ROSWELL, Ga. – (BUSINESS WIRE) – SiteOne Landscape Supply, Inc. (the “Company” or “SiteOne”) (NYSE: SITE) announced earnings for its first quarter ended April 2, 2017 (“First Quarter 2017”).

“We are off to a good start in 2017 with positive growth in net sales and continued expansion of our gross margin. We were quite pleased with these results against a challenging comparison to the first quarter of last year when we experienced a very early spring which pulled forward significant sales from the second quarter and resulted in outsized growth. This year the weather returned to more normal seasonal patterns,” said Doug Black, SiteOne’s Chief Executive Officer. “We continue to see good market demand as we execute on our strategic and operational initiatives and as we accelerate our acquisition activity with the addition of four strong companies. Overall, we remain confident in our outlook for the full year.”

First Quarter 2017 Results

Net sales for the first quarter of 2017 increased to $335.0 million, or 2%, compared to $328.5 million for the prior-year period. Organic Daily Sales decreased 2% in the first quarter compared with the prior-year period. Organic Daily Sales in the first quarter reflected a more typical spring weather pattern compared to the prior-year period when the spring season began much earlier than normal and Organic Daily Sales grew 22%. Acquisitions contributed approximately $16.5 million in sales, or 5%, to our overall sales growth for the quarter.

Gross profit increased to $100.9 million, or 4%, compared to $97.0 million for the prior-year period. Gross margin improved by 60 bps to 30.1% for the first quarter 2017. Our gross margin expansion was driven by continued progress from our category management initiatives.

Selling, general and administrative expenses (“SG&A”) in the first quarter increased to $113.7 million from $104.6 million in the same period last year, primarily reflecting the impact from acquisitions. SG&A as a percent of net sales increased to 33.9% compared to 31.8% for the first quarter 2016, reflecting additional staff and operating expenses associated with the acquisitions completed since last year.

Net loss for the first quarter was $10.5 million, compared to a net loss of $5.6 million during the same period in the prior year. The Net loss for the quarter is attributable to the seasonality of the business as well as the increase in interest expense from our debt related transactions and higher operating expenses associated with our acquisitions.

Adjusted EBITDA was $1.2 million for the first quarter 2017, compared to $4.5 million for the prior-year period.

Outlook

For 2017, we continue to expect Adjusted EBITDA to be in the range of $155 million to $165 million.

Reconciliation for the forward-looking full-year 2017 Adjusted EBITDA outlook is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Conference Call Information

SiteOne management will host a conference call today, May 10, 2017, at 8 a.m. Eastern Time, to discuss the Company’s financial results. The conference call may be accessed by dialing (877) 705-6003 (domestic) or (201) 493-6725 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13660928. The replay will be available until 11:59 p.m. (ET) on May 24, 2017.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://investors.siteone.com. The online replay will be available for 30 days on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about SiteOne, please visit the company’s website at http://investors.siteone.com.

About SiteOne Landscape Supply, Inc.

SiteOne Landscape Supply, Inc. is the largest and only national wholesale distributor of landscape supplies in the United States and has a growing presence in Canada. Its customers are primarily residential and commercial landscape professionals who specialize in the design, installation and maintenance of lawns, gardens, golf courses and other outdoor spaces.

Investor Relations Contact:

SiteOne Landscape Supply, Inc.

Pascal Convers

Executive Vice President, Strategy, Development and Investor Relations

470-270-7011

investors@siteone.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2017 Adjusted EBITDA outlook. Some of the forward-looking statements can be identified by the use of terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms, and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: cyclicality in residential and commercial construction markets; general economic and financial conditions; weather conditions, seasonality and availability of water to end-users; laws and government regulations applicable to our business that could negatively impact demand for our products; public perceptions that our products and services are not environmentally friendly; competitive industry pressures; product shortages and the loss of key suppliers; product price fluctuations; inventory management risks; ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; increased operating costs; and other risks, as described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

Non-GAAP Financial Information

This release includes certain financial information, not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the information contained in the historical financial information of the Company prepared in accordance with U.S. GAAP that is set forth herein.

We present Adjusted EBITDA in order to evaluate the operating performance and efficiency of our business. Adjusted EBITDA represents EBITDA as further adjusted for items permitted under the covenants of our credit facilities. EBITDA represents our Net income (loss) plus the sum of Income tax (benefit), Depreciation and amortization and interest expense, net of interest income. Adjusted EBITDA is further adjusted for stock-based compensation expense, related party advisory fees, (gain) loss on sale of assets and other non-cash items, other non-recurring (income) and loss. Adjusted EBITDA does not include pre-acquisition acquired Adjusted EBITDA. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of Adjusted EBITDA instead of net income has limitations as an analytical tool. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure. Net debt is defined as long-term debt (net of issuance costs and discounts) plus capital leases, net of cash and cash-equivalents on our balance sheet. Leverage Ratio is defined as Net Debt to the trailing twelve months Adjusted EBITDA. We define Organic Daily Sales as Organic Sales divided by the number of Selling Days in the relevant reporting period. We define Organic Sales as Net sales, including Net sales from newly-opened greenfield stores, but excluding Net sales from acquired stores until they have been under our ownership for at least four full fiscal quarters at the start of the fiscal year. Selling Days are the number of business days, excluding Saturdays, Sundays and holidays, that SiteOne branches are open during the relevant reporting period.

SiteOne Landscape Supply, Inc.

Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)

	April 2, 2017	January 1, 2017
Assets
Current assets:
Cash and cash equivalents	$15.9	$16.3
Accounts receivable, net of allowance for doubtful accounts of $3.8 and $4.3, respectively	200.2	169.0
Inventory, net	389.3	289.6
Income tax receivable	8.7	1.6
Prepaid expenses and other current assets	19.4	13.5

Total current assets	633.5	490.0

Property and equipment, net	71.6	69.8
Goodwill	107.9	70.8
Intangible assets, net	112.6	103.3
Other assets	9.4	8.7

Total assets	$935.0	$742.6

Liabilities and Equity
Current liabilities:
Accounts payable	$197.3	$108.3
Current portion of capital leases	4.5	4.3
Accrued compensation	23.9	36.7
Long term debt, current portion	3.0	3.0
Accrued liabilities	35.6	33.2

Total current liabilities	264.3	185.5

Other long-term liabilities	14.5	9.1
Capital leases, less current portion	6.6	6.7
Deferred tax liabilities	22.5	20.0
Long-term debt, less current portion	487.2	372.5

Total liabilities	795.1	593.8

Commitments and contingencies

Stockholders’ equity :

Common stock, par value $0.01; 1,000,000,000 shares authorized; 39,650,124 and 39,597,532 shares issued, and 39,629,213 and 39,576,621 shares outstanding at April 2, 2017 and January 1, 2017, respectively	0.4	0.4
Additional paid-in capital	220.8	219.3
Accumulated deficit	(80.2)	(69.7)
Accumulated other comprehensive loss	(1.1)	(1.2)

Total equity	139.9	148.8

Total liabilities and equity	$935.0	$742.6

SiteOne Landscape Supply, Inc.

Consolidated Statements of Operations (Unaudited)

(In millions, except share and per share data)

	Three Months Ended
	April 2, 2017	April 3, 2016
Net sales	$335.0	$328.5
Cost of goods sold	234.1	231.5

Gross profit	100.9	97.0

Selling, general and administrative expenses	113.7	104.6
Other income	0.9	1.2

Operating loss	(11.9)	(6.4)

Interest and other non-operating expenses, net	6.2	2.6

Net loss before taxes	(18.1)	(9.0)
Income tax expense	(7.6)	(3.4)

Net loss	(10.5)	(5.6)

Less: Redeemable convertible preferred stock dividends	—	6.5

Net loss attributable to common shares	$(10.5)	$(12.1)

Net loss per common share:
Basic	$(0.26)	$(0.85)
Diluted	$(0.26)	$(0.85)

Weighted average number of common shares outstanding :
Basic	39,618,997	14,249,494
Diluted	39,618,997	14,249,494

SiteOne Landscape Supply, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended
	April 2, 2017	April 3, 2016
Cash Flows from Operating Activities:
Net loss	$(10.5)	$(5.6)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation	4.0	3.4
Stock-based compensation	1.4	0.7
Amortization of software and intangible assets	5.8	5.2
Amortization of debt related costs	0.7	0.6
(Gain) loss on sale of equipment	0.1	(0.1)
Other	—	(0.2)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Receivables	(29.1)	(44.2)
Inventory	(87.1)	(43.8)
Income tax receivable	(7.5)	(3.3)
Prepaid expenses and other assets	(5.4)	(1.0)
Accounts payable	85.8	103.5
Accrued expenses and other liabilities	(12.9)	(5.2)

Net Cash Provided By (Used In) Operating Activities	$(54.7)	$10.0

Cash Flows from Investing Activities:
Purchases of property and equipment	(2.8)	(1.9)
Acquisitions, net of cash acquired	(56.2)	(31.2)
Proceeds from the sale of property and equipment	—	0.1

Net Cash Used In Investing Activities	$(59.0)	$(33.0)

Cash Flows from Financing Activities:
Equity proceeds from common stock	0.3	—
Purchase of treasury stock	—	(0.1)
Other dividends paid	—	(6.5)
Repayments under term loan	(0.7)	(0.4)
Borrowings on asset-based credit facility	162.0	90.8
Repayments on asset-based credit facility	(47.2)	(59.4)
Payments on capital lease obligations	(1.1)	(1.1)

Net Cash Provided By Financing Activities	$113.3	$23.3

Effect of exchange rate on cash	—	0.1

Net Change In Cash	(0.4)	0.4

Cash and cash equivalents:
Beginning	16.3	20.1

Ending	$15.9	$20.5

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	5.4	2.0
Cash paid during the year for income taxes	0.4	0.3

Supplemental Disclosures of Noncash Investing and Financing Information:
Acquisition of property and equipment through capital leases	1.2	0.1

SiteOne Landscape Supply, Inc.

Adjusted EBITDA Reconciliation

(In millions, unaudited)

	2017	2016				2015
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3	Qtr 2
Net income (loss)	$(10.5)	$(5.6)	$14.9	$26.9	$(5.6)	$(5.9)	$11.4	$33.2
Income tax (benefit) expense	(7.6)	(4.1)	10.7	18.1	(3.4)	(2.7)	7.4	21.1
Interest expense, net	6.2	6.7	6.3	6.5	2.6	3.7	2.7	2.6
Depreciation and amortization	9.8	9.6	9.7	9.1	8.6	8.7	8.2	7.9

EBITDA	(2.1)	6.6	41.6	60.6	2.2	3.8	29.7	64.8
Stock-based compensation(a)	1.4	1.3	1.1	2.2	0.7	0.7	0.8	0.8
(Gain) loss on sale of assets(b)	0.1	0.1	—	—	(0.1)	0.2	—	0.2
Advisory fees(c)	—	—	—	8.0	0.5	0.5	0.5	0.5
Financing fees(d)	—	1.1	0.4	3.1	—	3.5	2.0	—
Rebranding and other adjustments(e)	1.8	2.1	0.6	1.0	1.2	3.2	0.7	0.3

Adjusted EBITDA(f)	$1.2	$11.2	$43.7	$74.9	$4.5	$11.9	$33.7	$66.6

(a)	Represents stock-based compensation expense recorded during the period.
(b)	Represents any gain or loss associated with the sale or write-down of assets not in the ordinary course of business.
(c)	Represents fees paid to CD&R and Deere for consulting services. In connection with the IPO, we entered into termination agreements with CD&R and Deere pursuant to which the parties agreed to terminate the related consulting agreements.
(d)	Represents fees associated with our debt refinancing and debt amendments, as well as fees incurred in connection with our initial public offering and secondary offering.
(e)	Represents (i) expenses related to our rebranding to the name SiteOne and (ii) professional fees, retention and severance payments, and performance bonuses related to historical acquisitions. Although we have incurred professional fees, retention and severance payments, and performance bonuses related to acquisitions in several historical periods and expect to incur such fees for any future acquisitions, we cannot predict the timing or amount of any such fees.
(f)	Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.

SiteOne Landscape Supply, Inc.

Organic Daily Sales to Net Sales Reconciliation

(In millions, except Selling Days; unaudited)

	2017	2016
	Qtr 1	Qtr 1
Net sales	$335.0	$328.5
Organic sales	318.5	328.5
Acquisition contribution(a)	16.5	—

Selling Days	64	65

Organic Daily Sales	$5.0	$5.1

(a)	Represents net sales from acquired branches that have not been under our ownership for at least four full fiscal quarters at the start of the 2017 fiscal year.